Exhibit 99.1

NOVELLUS SYSTEMS, INC.

2.625% Senior Convertible Notes due 2041

CUSIP NO. 670008AC5

ISIN NO. US670008AC57

March 30, 2012

Notice of Anticipated Corporate Event and Conversion Right

To the Holders of the 2.625% Senior Convertible Notes due 2041 (the “Securities”), issued by Novellus Systems, Inc., a California corporation (the “Company”).

The Company by this written notice (this “Notice”) hereby notifies you, pursuant to Section 8.01(a)(v) and Section 8.10 of the Indenture dated as of May 10, 2011 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), that a Corporate Event, as such term is defined in Section 8.01(a)(v) of the Indenture, is expected to occur as described below. All capitalized terms used that are not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

1. Anticipated Corporate Event. On December 14, 2011, the Company entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) among Lam Research Corporation, a Delaware corporation (“Parent”), BLMS Inc., a California corporation (“Merger Sub”), and the Company. Pursuant to the Merger Agreement, Merger Sub is expected to merge with and into the Company (the “Merger”) with the Company to be the surviving corporation of the Merger. Upon consummation of the Merger, each share of common stock, no par value, of the Company will be canceled and converted into the right to receive 1.125 fully paid and nonassessable shares of common stock, par value $0.001 per share, of Parent (the “Reference Property”), on the terms and subject to the conditions set forth in the Merger Agreement. If the Merger occurs, it will constitute a Corporate Event under the Indenture.

Pursuant to the terms of the Merger Agreement, the closing of the Merger will take place as promptly as practicable, but no later than two Business Days, following the satisfaction or waiver of all conditions to the closing of the Merger specified in the Merger Agreement. These conditions include, among others, (i) approval of the Company’s shareholders and Parent’s stockholders at meetings scheduled to take place on May 10, 2012, or any adjournment or postponement thereof, and (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of certain foreign antitrust approvals. Solely for the purpose of providing notice as required by Section 8.01(a)(v) and Section 8.10 of the Indenture, the Company is providing this notice based on an anticipated date on which the Merger will become effective, if approved by the shareholders of both the Company and Parent and if all other conditions to the closing are satisfied or waived, of May 14, 2012 (the “Anticipated Effective Date”), which is two Business Days after the shareholder meetings. However, the timing and satisfaction or waiver of certain of the conditions to the closing of the Merger are outside the control of the Company, and there can be no assurance that all conditions to the closing of the Merger will be satisfied or waived on or before that date, if at all. The Merger can occur only if and when all conditions to the Merger have been satisfied or waived. In addition, as permitted by the Merger Agreement, the parties to the Merger Agreement could agree to cause the consummation of the Merger to be delayed until a later date, even if all conditions to the closing of the Merger have been satisfied or waived.

2. Conversion Right. Pursuant to Section 8.01(a)(v) of the Indenture, Holders have the right to convert their Securities during the period beginning on the date of this notice and ending on the earlier of (A) thirty five (35) Business Days after the actual effective date of the Merger, and (B) any date on which the Company announces that the Merger will not take place (the “Conversion Period”).

3, Conversion Procedure.

(a) To exercise its conversion rights, a Holder must:

(i) in the case of conversion of the beneficial interest in a Global Security, comply with the procedures of The Depository Trust Company (“DTC”), and

(ii) in the case of a Security issued in certificated form:

(A) complete and manually sign an irrevocable written notice to the Conversion Agent in the form attached as Exhibit A hereto (or a facsimile thereof) at the office of the Conversion Agent and state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the Company’s conversion obligation to be registered; and

(B) surrender such Security, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent.

The Trustee has informed the Company that, as of the date of this notice, Cede & Co., as nominee for DTC, is the sole registered Holder of the Securities, all custodians and beneficial holders of the Securities hold the Securities through DTC accounts and there are no outstanding Securities in certificated form.

If more than one Security is surrendered for conversion at one time by the same Holder, the Company’s conversion obligation with respect to such Securities, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate Principal Amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.

(b) In connection with a conversion, a Holder must pay any stamp, transfer or similar taxes or duties, if required pursuant to the Indenture. If a Holder submits a Security for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon the conversion, unless the tax is due because the Holder requests any shares to be issued in a name other than the Holder’s name, in which case the Holder will pay such tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name.

(c) Any Holder who converts a Security after the close of business on May 1, 2012 and prior to the open of business on May 15, 2012 is required to pay the Company an amount equal to the Interest payable by the Company with respect to such Security on May 15, 2012 at the time the Holder surrenders such Security for Conversion.

(d) A Security shall be deemed to have been converted immediately prior to the close of business on the date that the Holder has complied with the requirements set forth in this Paragraph 3; provided, however, that if any shares of Common Stock are issuable upon the conversion of such Security, the Person in whose name such shares of Common Stock are issuable will become the holder of record of such shares as of the close of business on the last Trading Day of the Observation Period applicable to such Security.

4. Conversion Agent. The name and address of the Conversion Agent is as follows:

The Bank of New York Mellon Trust Company, N.A.

101 Barclay Street, 7E

New York, NY 10286

Attention: Reorganization Unit

5. Conversion Consideration. Upon conversion of any Security, subject to Sections 8.01, 8.02 and 8.08 of the Indenture, the Company will deliver to Holders in respect of each $1,000 Principal Amount of Securities tendered for conversion a settlement amount equal to the sum of the Daily Settlement Amounts for each of the 25 Trading Days during the Observation Period applicable to such Securities (the “Settlement Amount”).

The “Daily Settlement Amount” for each of the 25 Trading Days during an Observation Period means:

(i) an amount of cash equal to the lesser of (x) $40 and (y) the Daily Conversion Value for such Trading Day; and

(ii) to the extent the Daily Conversion Value exceeds $40, a number of shares of Common Stock equal to (x) the difference between the Daily Conversion Value for such Trading Day and $40, divided by (y) the Volume-Weighted Average Price for such Trading Day (the “Daily Share Amount”).

The “Daily Conversion Value” for each of the 25 consecutive Trading Days during an Observation Period means 4% of the product of (i) the applicable Conversion Rate on such Trading Day and (ii) the Volume-Weighted Average Price on such Trading Day.

“Observation Period” means, with respect to any Security, the 25 consecutive Trading Day period beginning on and including the second Trading Day after the Conversion Date for such Security.

The applicable Conversation Rate as of the date of this notice is 25.3139 Shares of Common Stock per $1,000 Principal Amount.

At and after the effective time of the Merger, (x) any amount otherwise payable in cash upon conversion of the Securities will continue to be payable in cash, (y) the number of shares of Common Stock otherwise deliverable upon conversion of the Securities will instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in the Merger and (z) the Volume-Weighted Average Price will be calculated based on the value of a unit of Reference Property that a holder of one share of Common Stock would have received in the Merger.

In the event that the Daily Share Amount for any Trading Day during the Observation Period exceeds 1.1901 shares, the Company will deliver cash in lieu of such excess shares based on the Volume-Weighted Average Price of the Common Stock on such Trading Day.

Payment of the amount of cash and number of shares of Common Stock, if any, in satisfaction of the Company’s conversion obligation shall be made by the Company to the Holder that converts a Security in no event later than the third Business Day immediately following the last Trading Day of the Observation Period applicable to such Security. Notwithstanding Section 8.02(a) of the Indenture, the Company shall deliver cash in lieu of any fractional share of Common Stock issuable as part of the Daily Settlement Amount for any Trading Day, which amount of cash will equal the product of (i) such fractional share and (ii) the daily Volume-Weighted Average Price for such Trading Day, provided that record ownership shall be determined as set forth in Section 8.02(e) of the Indenture.

Upon conversion, a Holder will not receive any separate cash payment for accrued and unpaid Interest except as follows. Payments in respect of accrued and unpaid Interest on Securities converted after the close of business on May 1, 2012 and prior to the open of business on May 15, 2012 shall be entitled to receive Interest on the Principal Amount of such Securities, notwithstanding the conversion of such Securities prior to May 15, 2012. Except as described above, no payment or adjustment will be made for accrued Interest on converted Securities.

Except as provided in Section 8.03 of the Indenture, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Security.

6. Supplemental Indenture. Substantially concurrently with the consummation of the Merger, pursuant to Article 10 of the Indenture, the Company, as the Surviving Entity, and Parent will execute and deliver to the Trustee a supplemental indenture, pursuant to which (a) the Company, as the Surviving Entity, will expressly assume and acknowledge all of the Company’s obligations under the Securities and the Indenture, (b) the Indenture will be amended to provide that the Securities will no longer be convertible into shares of Common Stock of the Company but instead will become convertible into shares of Common Stock of Parent, and (c) Parent, as the issuer of the securities into which the Securities will become convertible, will fully and unconditionally guarantee, on a senior basis, the Company’s obligations under the Securities.

7. CUSIP and ISIN Number. The CUSIP number of the Securities is 670008AC5 and the ISIN number of the Securities is US670008AC57. Neither the Company nor the Trustee has any responsibility for any defect in such CUSIP or ISIN number and no representation is made as to the correctness of such numbers. Reliance may be placed only on the other identification numbers printed on the Securities, and any action taken in connection with this notice will not be affected by any defect in or omission of such numbers.

NOVELLUS SYSTEMS, INC.

EXHIBIT A

FORM OF CONVERSION NOTICE

If you want to convert this Security into Common Stock of the Company, check the box:  ☐

To convert only part of this Security, state the Principal Amount to be converted (which must be $1,000 or an integral multiple of $1,000): $

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert other person’s social security or tax ID no.)

(Print or type other person’s name, address and zip code)

Date:	Signed:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Security)

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Action of 1934, as amended.